                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                      International Imaging Materials, Inc.
             (Exact name of registrant as specified in its charter)



                                October 28, 1997
                Date of Report (Date of earliest event reported)



       Delaware                      0-21726                    13-3179629
 (State or other juris-            (Commission               (I.R.S. employer
diction of incorporation)          file number)             identification no.)



                   310 Commerce Drive, Amherst, New York 14228
               (Address of principal executive offices) (Zip Code)

                                 (716) 691-6333
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Item 1.           Changes in Control of Registrant

                  (a) On October 28, 1997, International Imaging Materials, Inc. (the "Company") completed its merger with Ribbon Manufacturing, Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of PAXAR Corporation ("PAXAR"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 15, 1997, among PAXAR, Merger Sub and the Company. As a result of the merger, the Company became a wholly-owned subsidiary of PAXAR.

                  Pursuant to the terms of the Merger Agreement, each issued and outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") was converted into 1.5 shares of common stock, par value $.10 per share, of PAXAR ("PAXAR Common Stock"). PAXAR will issue approximately 12,431,757 shares of PAXAR Common Stock in exchange for the outstanding shares of Company Common Stock. In addition, each outstanding option to purchase Company Common Stock was converted into an option to purchase PAXAR Common Stock.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               INTERNATIONAL IMAGING MATERIALS, INC.



Dated: October 28, 1997           By: /s/ Michael J. Drennan
                                      -----------------------------------------
                                        Michael J. Drennan
                                         Vice President-Finance, Treasurer,
                                           Secretary and Chief Financial Officer